Exhibit 10.1

CON-WAY INC.
RESTRICTED STOCK AWARD AGREEMENT

(Service-Based Vesting)

THIS AGREEMENT, granted on the 8th day of May, 2013, by Con-way Inc., a Delaware corporation (hereinafter called the “Company”), to Participant.

WITNESSETH:

WHEREAS, the Company has adopted the Con-way Inc. 2012 Equity and Incentive Plan, as amended from time to time (as so amended, the “Plan”), which Plan is incorporated into this Agreement by reference;

WHEREAS, the Company encourages its Directors to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, desires to motivate Directors by providing Directors with a direct interest in the Company's attainment of its financial goals, and desires to provide a financial incentive that will help attract and retain the most qualified Directors;

WHEREAS, each Director who is elected or re-elected to the Board at the annual meeting of the shareholders shall be granted restricted stock in an amount equal to $100,000 on the day following the date of the Company's annual shareholder meeting in such year;

WHEREAS, at any time upon a Director's appointment to the Board such Director shall automatically be granted restricted stock in an amount equal to $100,000 times a fraction, the numerator of which shall be the number of full months between the appointment date and the date the Director is next scheduled for election, and the denominator of which shall be twelve;

WHEREAS, the number of shares of stock included in each award of restricted stock shall be determined by dividing the dollar value of such award by the fair market value of a share of stock as of the date of grant, provided that in no event shall the Company be required to issue fractional shares, and whenever a fractional shares of stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the fair market value of such fractional share;

WHEREAS, Directors under the Plan shall not be required to pay any purchase price for shares of restricted stock to be acquired hereunder, unless otherwise required under applicable law or regulations for the issuance of shares of stock that are otherwise nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, in which case, the price at which shares of stock shall be sold to Directors under the Plan pursuant to an award of restricted stock and form of consideration shall be as required in such law or regulations, as determined by the Board in the exercise of its sole discretion; and

WHEREAS, the Company has determined that it would be to the advantage and interest of the Company and its stockholders to issue the restricted stock provided for in this Agreement to Participant as an incentive for increased efforts and successful achievements.

NOW, THEREFORE, the Company hereby grants to Participant this Restricted Stock Award upon the following terms and conditions:

1.
Restricted Stock Award. As of the date of this Agreement (the “Grant Date”), the Company has issued to Participant that number of shares of its Common Stock as set forth in the “Summary of Grant/Award” on the online award acceptance page of the Company's designated broker

(hereinafter called the “Stock”) as a stock award (“Restricted Stock Award”). The Company shall document Participant's interest in the Stock by notifying the Company's transfer agent (“Transfer Agent”) and requesting that the Transfer Agent hold the Stock in book entry form in Participant's name with the applicable restrictions noted in the book entry system. Book entry adjustments shall be made as specified in Paragraph 5. Subject to the other provisions of this Agreement, Participant shall have all rights of a stockholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such shares in a merger, consolidation or other reorganization. Participant hereby acknowledges that Participant is acquiring the Stock issued hereunder for investment and not with a view to the distribution thereof, and that Participant does not intend to subdivide Participant's interest in the Stock with any other person.

2.	Restrictions.

(a) Except as otherwise provided in the Plan, during the period when any shares of Stock issued hereunder are subject to restrictions imposed pursuant to this Paragraph 2, such shares of Stock shall be deemed to be “Restricted Securities” and shall not be sold, transferred by gift, pledged, hypothecated or otherwise transferred or disposed of by Participant until the restrictions on such Restricted Securities shall lapse as provided in Paragraph 3 hereof.

(b)    All Restricted Securities shall be subject to the limitations on transferability set forth in Section 9(a) of the Plan, except that the Committee may, in its discretion, (i) pursuant to rules adopted by the Committee, permit transfer(s) of Restricted Securities in connection with Participant's estate planning, and (ii) permit transfers upon divorce or marital dissolution.

(c) Stocks Held in Book Entry Form. Upon vesting of any shares of Stock held by Transfer Agent in book entry form, the Company shall notify Transfer Agent of such vesting and Transfer Agent shall make all necessary book entry adjustments in accordance with Paragraph 5 below.

(d) Forfeiture of Awards.    If a Director voluntarily resigns or is removed for cause as a Board member before the restrictions applicable to a Restricted Stock Award lapse pursuant to the terms and conditions of Restricted Stock herein, the shares of Stock granted pursuant to such Restricted Stock Award shall be forfeited.

3.	Lapse of Restrictions; Vesting.

(a) Subject to subparagraphs (b), (c) and (d) of this Paragraph 3, the restrictions imposed on the Restricted Securities pursuant to Paragraph 2 above shall lapse, and the shares of Stock issued hereunder shall vest, on the date of the annual shareholder meeting following the date of the grant.

(b) If a “Change in Control” (as defined in the Plan) occurs, then all shares of Stock (if any) that have not vested as of the date of such Change in Control shall vest on such date.

(c) If Participant's service as a member of the Board is terminated as a result of death or Disability, then all shares of Stock (if any) that have not vested as of the date of such termination of service shall vest on such date. As used herein, “Disability” means a substantial mental or physical disability, as determined by the Committee, in its sole discretion.

(d) If Participant is serving as a member of the Board when he or she attains the age of 72 years, then all shares of Stock shall vest upon Participant reaching age 72.

(e) The vesting provisions of this Paragraph 3 are intended to supersede the vesting provisions contained in Section 9(a) of the Plan, to the extent applicable.

4.
Additional Securities. Any securities or other property (other than cash) received as the result of ownership of Restricted Securities (hereinafter called “Additional Securities”), including, but not by way of limitation, warrants and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be handled by the Company in the same manner and subject to the same conditions as the Restricted Securities with respect to which they were issued. Participant shall be entitled to direct the Company or its designated agent to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, or Participant may direct the Company or its designated agent to sell any such warrant or option, in which event the proceeds thereof shall be remitted to Participant. In the event any Restricted Securities or Additional Securities consist of a security by its terms or otherwise convertible into or exchangeable for another security at the election of the holder thereof, Participant may exercise any such right of conversion or exchange in the event the failure to exercise or delay in exercising such right would result in its loss or diminution in value, and any securities so acquired shall be deemed Additional Securities. In the event of any change in the book entry form evidencing Restricted Securities or Additional Securities, issued by the Company pursuant to Paragraph 1 above, by reason of any recapitalization, reorganization or other transaction which results in the creation of Additional Securities, the Company may take any actions it determines appropriate to reflect the changes to such Restricted Securities or Additional Securities, which shall be deemed to be Additional Securities. Additional Securities shall be subject to the conditions imposed by Paragraphs 2 and 3 above in the same manner as the conditions thereunder are or would be applicable to the Restricted Securities with respect to which they were delivered.

5.
Book Entry Adjustments. The Transfer Agent shall maintain a book entry account (the “Account”) to indicate the number of Restricted Securities and Additional Securities held thereunder (the “Book-Entry Shares”) and, upon notification by the Company, shall make book entry adjustments to reflect releases of Book-Entry Shares to Participant pursuant to the terms of this Agreement. When Book-Entry Shares are to be transferred to Participant, the Transfer Agent shall make appropriate book entry adjustments to the accounts maintained by the Transfer Agent on behalf of Participant. The Transfer Agent shall advise the Company and Participant in writing of changes to the Account, and the Transfer Agent shall make the information contained in the Account, as it may be updated from time to time, available for inspection by the Company and Participant upon their reasonable request.

6.
Taxes. Participant agrees to make appropriate arrangements for the satisfaction of any applicable federal, state or local income, employment or other tax withholding requirements applicable to the receipt of Stock hereunder or the lapse of forfeiture restrictions with respect thereto.

7.
Distributions. Company shall transmit to Transfer Agent for the Account of Participant all dividends, interest and other distributions paid or made with respect to Restricted Securities and Additional Securities. Transfer Agent shall, upon receipt thereof, disburse forthwith to Participant, less any applicable federal or state withholding taxes, any dividends, interest or other distributions paid or made in cash on Restricted Securities or Additional Securities, and shall hold as Additional Securities subject to the provisions of this Agreement, any securities or other property so received.

8.	Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.	Notice. Any notice or other paper required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

Company:	Con-way Inc.
2211 Old Earhart Road, Suite 100
Ann Arbor, Michigan 48105
Attn: General Counsel

Participant:	At Participant's home address as it appears most recently in the books and records of the Company

Any party may designate another address for receipt of notices so long as notice is given in accordance with this Paragraph 9.

10.
Amendment; Modification. This Agreement may not be modified or amended, except for a unilateral amendment by the Company that does not materially adversely affect the rights of Participant under this Agreement. No party to this agreement may unilaterally waive any provision hereof, except in writing. Any such modification, amendment or waiver signed by, or binding upon, Participant, shall be valid and binding upon any and all persons or entities who may, at any time, have or claim any rights under or pursuant to this Agreement.

11.
Transferability. Restricted Stock Awards shall not be transferable by Participant except by will or the laws of descent and distribution or pursuant to a domestic relations order. Participant may designate a beneficiary for the shares of Stock that may be issuable in the event of Participant's death by completing the Company's approved beneficiary designation form and filing such form with the Company's Human Resources Department. The terms of this Agreement shall be binding upon Participant's executors, administrators, heirs, successors and transferees.

12.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant's participation in the Plan, or Participant's acquisition or sale of the underlying shares of Stock. Participant is hereby advised to consult with Participant's own personal tax, legal and financial advisors regarding Participant's participation in the Plan before taking any action related to the Plan.

13.
Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

14.	Committee Decisions Conclusive. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be final and binding on all parties.

15.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Restricted Stock Awards and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.	Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

17.
No Rights to Continued Employment or Service. The Restricted Stock Award and Participant's participation in the Plan shall not create a right to employment or service, or be interpreted as forming an employment or service contract, with the Company or any Affiliate and shall not interfere with the ability of the Company or any Affiliate, as applicable, to terminate Participant's employment or service relationship (if any).

18.
Governing Plan Document. This award is subject to all the provisions of the Plan, which hereby are incorporated herein, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

19.	Defined Terms. Except as otherwise indicated herein, all capitalized terms used in this Agreement without definition shall have the meanings given such terms in the Plan.

20.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.	Governing Law. The interpretation, performance, and enforcement of the Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflict of laws.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Michigan and agree that such litigation shall be conducted only in the courts located in Washtenaw County, Michigan, or the federal courts for the United States for the Eastern District of Michigan, and no other courts, where this grant is made and/or to be performed.

Acknowledgements: The Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Restricted Stock Award Agreement and the Plan. Participant further acknowledges that as of the date set forth herein, this Restricted Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company under the Plan and supersede all prior oral and written agreements on this subject.

By Participant's electronic acceptance and the signature of the Company's representative below, Participant and the Company agree that the Restricted Stock Award is granted under and governed by the terms and conditions of this Agreement and the Plan. Participant has reviewed and fully understands all provisions of this Agreement and the Plan in their entirety, and has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

Con-way

\s\ Stephen K. Krull
EVP General Counsel & Secretary